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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 1998, relating to the consolidated financial statements of Photodisc, Inc. and its subsidiaries as of and for the year ended December 31, 1997, which appears in the Current Report on Form 8-K/A, filed by Getty Images on April 27, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
October 28, 1999